UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2011

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, Jack S. Yeh tendered his resignation as Vice President of Sales and Marketing of SemiLEDs Corporation (the “Company”), effective March 14, 2011. On February 22, 2011, the Company appointed Mark Ewing Tuttle as its new Vice President of Sales and Marketing, effective immediately.

Mr. Tuttle, 58, has been with the Company since 2010 and is currently serving as our Vice President of New Product. Prior to joining the Company, Mr. Tuttle was the founder and President of Cove Technology, Inc., a consulting firm specializing in technology and intellectual property in the areas of radio-frequency identification, biotechnology and microelectronics from 2007 to 2010. Mr. Tuttle has over 30 years of research and development and manufacturing experience in the semiconductor industry, including serving as vice president, director, manager, engineer and technician at various companies. He served as Manager of Wafer Level Packaging and Corporate Laboratories in Micron Technology, Inc. from 2003 to 2007, MRAM Program Manager in Micron Technology, Inc. from 1999 to 2003, Vice President of Low Frequency Products in Micron Communications, Inc. from 1998 to 1999, Vice President of Manufacturing in Micron Communications, Inc. from 1996 to 1998, and Director of Manufacturing in Micron Communications, Inc. from 1993 to 1996.  Mr. Tuttle also served as a member of the Boise State University College of Engineering Advisory Board from 2002 to 2007, and chairman from 2006 to 2007.  Mr. Tuttle holds a Bachelor of Science in chemistry from Boise State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SemiLEDs Corporation

Dated: February 22, 2011	By:	/s/ Trung T. Doan

	Name:	Trung T. Doan

	Title:	Chairman and Chief Executive Officer